Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-161719) of Global Defense Technology & Systems, Inc. of our report dated May 14, 2010 relating to the financial statements of Zytel Corporation as of and for the years ended December 31, 2009 and 2008, which appear in this Current Report on Form 8-K/A of Global Defense Technology & Systems, Inc.

/s/ Stegman & Company
Baltimore, Maryland
December 14, 2010